UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-41186 (Commission File Number)	87-1583942 (IRS Employer Identification No.)
300 Kimball Drive, Suite 300, Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 15, 2026, Embecta Corp. (“embecta”) completed its previously announced acquisition (the “Transaction”) of all of the issued share capital of Owen Mumford Holdings Limited (“Owen Mumford”), a privately held, UK-based innovator and manufacturer of medical devices and drug-delivery technologies. The Transaction was completed pursuant to an Agreement for the Sale and Purchase of Owen Mumford Holdings Limited (the “Purchase Agreement”), dated as of March 19, 2026, between embecta and Mark Owen, Adam Mumford (in his individual capacity and in his capacity as trustee of the Mumford Family 2026 Trust), Anne Mumford (in her capacity as trustee of the Mumford Family 2026 Trust), Ellen Owen, Kim Priddis and Nancy Millington.

Pursuant to the terms and conditions of the Purchase Agreement, embecta acquired Owen Mumford for an upfront cash payment of £100 million at closing (subject to customary adjustments, including for closing net cash) and will pay up to an additional £50 million upon the achievement of certain commercial milestones related to sales of the Aidaptus® next-generation auto-injector platform through the period ending June 30, 2029.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified by reference in its entirety to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2026 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 15, 2026, embecta issued a press release announcing the completion of the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

2.1	Agreement for the Sale and Purchase of Owen Mumford Holdings Limited, dated March 19, 2026, among Embecta Corp. and the Sellers listed in Schedule 1 thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by embecta with the SEC on March 20, 2026).
99.1	Press Release, dated May 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026	EMBECTA CORP.

	By:	/s/ Jeff Mann
Jeff Mann
Senior Vice President, General Counsel & Product Development, and Corporate Secretary